AMENDMENT #3
                             TO LEASE BY AND BETWEEN
                    THE ESTATE OF JAMES CAMPBELL, AS LANDLORD
                                       AND
             EVEREST MEDICAL CORPORATION (A MINNESOTA CORPORATION),
                                    AS TENANT


         THIS AMENDMENT TO LEASE, is entered into and made as of the 11th day of September, 1997, by and between The Trustees Under the Will and of the Estate of James Campbell, Deceased, acting in their fiduciary and not their individual capacities as "Landlord," and Everest Medical Corporation (a Minnesota corporation) as "Tenant."

                                   WITNESSETH:

         WHEREAS, Landlord's predecessor in interest, Carlson Center III Limited Partnership, and Everest Medical Corporation are the parties to that certain lease agreement dated on or about November 20, 1989 ("Lease"), and subsequently amended on December 7, 1992 ("Amendment #1"), and further amended on December 9, 1993 ("Amendment #2"), now collectively known as the Lease with regard to the lease of approximately 17,985 square feet in the building owned by Landlord and located at 13755 First Avenue North, Plymouth, Minnesota (the "Premises"); and

         WHEREAS, Landlord and Tenant desire to set forth their agreement to expand the Premises, extend the Term, and make other modifications to the Lease;

         NOW THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

         1. Term: The term of the Lease as extended in Amendment #2 shall be further extended for a period of eighty-four (84) months (the "Second
Extension") commencing on the date of Landlord's delivery to Tenant of the Expansion Premises, as defined below in paragraph 2 (the "Effective Date") which date is expected to occur on December 1, 1997. Following the Effective Date, Landlord and Tenant shall each confirm in writing the Effective Date and the new expiration date of the Lease.

         2. Premises. As of the Effective Date, the Premises shall be expanded to incorporate that portion of the building that consists of 5,578 rentable square feet (the "Expansion Premises") as shown on the attached Exhibit A2, and thereafter, the Premises shall be deemed to contain a total of 23,563 rentable square feet.

         3. Base Rent: Commencing on the Effective Date, the Base Rent due under the Lease shall be as follows:

         Effective Date through and including Month 36      $13,647.00 per month
         Month 37 through and including Month 60            $14,137.80 per month
         Month 61 through and including Month 84            $14,628.69 per month

         4.   Proportionate   Share:   As  of  the  Effective   Date,   Tenant's
proportionate share as defined in Article 4 of the Lease will increase to 78.73%.

         5. Termination of Lease Provisions: Upon execution of this Amendment #3, Article 32 of the Rider to Lease Agreement dated September 20, 1989, and
Article 3 and Article 4 of Amendment #2 to the Lease dated December 9, 1993, shall become null and void.

         6. Improvements: Upon execution of this Amendment #3, Landlord shall commence and pursue diligently to complete those improvements to the Premises and Expansion Premises that are defined in the attached Exhibit B (the "Work"). Such Work shall be at Landlord's sole cost and expense not to exceed $129,777 (the "Tenant Improvement Allowance"). In the event the Work shall cost in excess of the Tenant Improvement Allowance, Tenant shall reimburse Landlord for such costs in excess of the Tenant Improvement Allowance upon presentation of an invoice from Landlord.

         Except as is hereinabove set forth, all terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

TENANT:                                  LANDLORD:

Everest Medical Corporation              The Trustees Under the Will and of The
(a Minnesota Corporation)                Estate of James Campbell, Deceased,
                                         Acting in Their Fiduciary and Not Their
                                         Individual Capacities

By:      /s/ John Shannon                By:      /s/ Roy S. Robins
         John Shannon                             Roy S. Robins
Its:     Chief Executive Officer         Its:     Director - Mainland Properties


                                         By:      /s/ Katherine A. Mattes
                                                  Katherine A. Mattes
                                         Its:     Senior Asset Manager